EXHIBIT 10.01

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

THIS AGREEMENT is made effective 10/01/2011 between IceLounge Media, Inc.,(ICE) a Nevada corporation with offices at 429 W. Plumb Ln., Reno, NV 89509 (“we”, “us”, and “our”) and Moms Corner Project, a related party (“you” and “yours”). We and you are referred to collectively as “both of us” or the “parties” and individually as the party. Moms Corner Project is being treated as an outside party for purposes of this licensing Agreement in anticipation of its ultimate sale or merger with a third party.

1.01 SCHEDULES

This Agreement consists of the terms and conditions set out herein and the following Schedules and/or Exhibits (as applicable):

  X .

Appendix 1

Order Form

  X .

Schedule A

Software License Terms & Conditions

  X .

Schedule B

Software Maintenance and Support

  X .

Schedule C

Professional Services Terms & Conditions

  X .

Exhibit C-1

Change Order Document

  X .

Exhibit C-2

Statement of Work

2.0 DEFINITIONS

2.1 “Affiliate” shall mean, with respect to the Customer entity signing this Agreement: (1) all business units and divisions of the entity signing this Agreement, or the parent(s) of the entity signing the Agreement, and (2) any entity controlled by, controlling, or under common control with the entity signing this Agreement. Such entity shall be deemed to be an “Affiliate” only so long as such control exists. Upon request, Customer agrees to confirm the Affiliate status of a particular entity.

2.2 “Ancillary Program” shall mean the third party materials delivered with the Programs as specified in one or more Order Forms or the Documentation.

2.3 ”Commencement Date” shall mean the date on which the Program(s) specified in an Order Form is first delivered to Customer.

2.4 “Documentation” shall mean our then current on-line help, guides, and manuals published by us and made generally available by us for the Programs. Documentation shall include any updated Documentation that we provide with Updates.

2.5 “Maintenance Services” shall mean the services provided by us pursuant to its then current Maintenance Services Policy.

2.6 “Order Form(s)” shall mean a document provided by us to you by which you order Program licenses and related Services and which is executed by the parties. Each Order Form shall incorporate this Agreement by reference.

2.7 “Program” shall mean (i) the version of our software identified as Program(s) specified in an Order Form, and (ii) Updates to such Programs. Programs shall not include Ancillary Programs.

2.8 “Services” shall mean all services provided by us under this Agreement, including Maintenance Services.

2.9 “Statement of Work” shall mean a document provided by us to you under which you may order Services, other than Maintenance Services, at the rates set forth therein , and which is executed by the parties. All Services provided under a Statement of Work shall be provided on a time and material basis unless otherwise set forth therein. Each Statement of Work shall incorporate this Agreement by reference.

2.10 “Supported Platform” shall mean the hardware and software platforms (e.g., database server systems, application server systems, and client systems) that operate with the Programs as expressly set forth in the Documentation.

2.11 “Fees” means the license fees, maintenance fees, professional service fees, equipment purchase price and support fees, and the hosting fees, all specified on an Order Form.

2.12 “Proprietary Information” means:

(i)

In our respect…to be determined at spin-off

(ii)

In your respect...to be determined at spin-off,

2.13 “Software” means the executable object code for: (i) our FUSION solution, together with those of the applications, modules, and toolkits that are licensed by us to you as set out in Appendix 1, (ii) all Software Updates to which you are entitled under our Maintenance Services, and (iii) any complete or partial copies or replacements of any of the foregoing. In the event that you gain access to or possession of any source code for the Software, the term “Software” will include the source code for the Software and all modifications and enhancements thereto.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

3.0 PRICE AND PAYMENT

3.1 Fees. You agree to pay us for the Fees set out in Order Forms and/or Statements of Work. All Fees are non-refundable, except as specifically otherwise provided herein. Other than as set out in this Agreement, all Fees will be due thirty (30) days from the date of the relevant invoice. An amount in respect of Fees unpaid for thirty (30) days after the due date will bear interest from the due date at a rate of one percent (1%) per month. In the event of any good faith dispute with regard to a portion of an invoice, the undisputed portion will be paid as provided above. Upon resolution of the disputed portion, any amounts owed by you to us will be paid with interest at the rate set forth above, accruing from the due date. Any pre-printed terms on a purchase order that are in addition to or in contradiction of the terms of this Agreement shall be inapplicable. Time is of the essence for all payments due under this Agreement.

3.2 Late Payments. To avoid the necessity of increasing fees to all Clients to cover the added costs incurred due to Clients who are delinquent, a monthly service charge will be added to late payments. This monthly service charge is determined on a month-to-month basis, and is calculated at an annual rate equal to the higher of (a) 10% or (b) the maximum rate allowable by law This charge will be assessed on all past due invoices where payment is not received by us within sixty (60) days from the date of the invoice.

3.3 Taxes. The Fees do not include any sales, use, property, excise, value added, gross receipts, or other taxes, or any import or export duties, all of which will be paid by, or invoiced to you. This section does not apply to taxes based on our net income or employer contributions.

4.0 WARRANTIES

4.1 No Disabling Devices or Malicious Code. Developer represents and warrants that the Software will not contain any viruses, worms, date or time bombs, back doors, booby traps, trap doors or other code placed therein by Developer or, to Developer’s knowledge, by any third party for the specific purpose of causing the Software to cease operating, or to damage, interrupt, or interfere with Client’s use of or access to the Software, services or associated hardware or data.

b. Service Warranty. Developer represents and warrants that the services shall be performed in a professional and workmanlike manner, and that Developer shall use commercially reasonable efforts to perform such services in accordance with the Deliverables described above.

c. Right to Enter Agreement. Developer represents and warrants that it owns or has the right to license all Software and other materials licensed under this Agreement, to perform the services, and that execution and performance of this Agreement does not violate the terms of any agreement between Developer and any third party.

5.0 TERM AND TERMINATION

5.1 Initial Term and Duration of Agreement.  The term of this Agreement shall be for an initial 12-month contract period and shall be subject to automatic 12-month renewals on each anniversary thereof unless otherwise terminated by Client by providing notice of termination in writing to Developer no later than ninety (90) days prior to the annual renewal date.

5.2 Termination.  If at any time you have issues with the way the program is being executed, you agree to provide us with a written list of any performance-related issues, and allow us thirty (30) days to correct said problems. In the event we have not corrected the issues to your sole satisfaction, you shall be permitted to terminate this agreement with written notice to us. Upon termination, you agree to pay any unpaid amounts due and accrued only through the date of termination. Upon any termination of the agreement we retain full ownership of our software and all the privileges entailed therein provided that you will be entitled to the all the database and other content (as defined below) which shall include but not be limited to member data collected on Client's from your instance of the Software, and archival material for compliance reasons (such as web logs, etc).

5.3 Termination without Cause.  Either party shall be permitted to terminate this Agreement at any time, with or without cause on sixty (60) days prior written notice, provided that

(i)

In the event such termination is initiated by us, we shall use best efforts to notify you as soon as possible of such termination and we agree that such termination shall not be effective until you have confirmed in writing to us that you have located alternative services to replace the services provided by us. In addition, we agree to assist you in transferring the Software implementation from our platform to your new service provider. Upon any such termination by us, we shall, within fifteen (15) days of the effective date of termination, refund to you any prepaid fees.

Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to the terms hereof, shall continue for a period of one (1) year (the “Initial Term”). At the expiration of the Initial Term, this Agreement shall be automatically renewed for successive one (1) year periods (each, a “Renewal Term”), unless either party notifies the other party in writing if its intent not to renew at least sixty (60) days prior to the end of the Initial Term or any Renewal Term (as applicable). The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.”

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

Either party may terminate this Agreement and all rights granted under this Agreement upon written notice to the other party if (a) the other party materially breaches any term or condition of this Agreement and fails to correct such breach within thirty (30) days following written notice specifying such breach, or (b) the other party applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets, or such a receiver, trustee or liquidator is appointed for the other party; or the other party has filed against it an involuntary petition for bankruptcy that has not been dismissed within sixty (60) days thereof, or the other party files a voluntary petition for bankruptcy or a petition or answer seeking reorganization, becomes or is insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors.

11. Indemnification.  Each party (the "Indemnifying Party") shall indemnify, defend, and hold harmless the other party and its directors, officers, employees, agents and affiliates (each, an "Indemnified Party") from and against any and all claims, liabilities, damages, losses and expenses (including, without limitation, attorneys’ fees and expenses, expert witnesses’ fees and expenses, costs of investigation and settlement, and court costs) to the extent they are caused by the negligence or intentional misconduct of the Indemnifying Party, any alleged breach by the Indemnifying Party of any material provision of this Agreement, any allegation inconsistent with any representation or warranty of the Indemnifying Party herein. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any such action, and shall give full and complete authority, information and assistance to control the defense and settlement of such action provided however, the Indemnified Party shall not settle any such action on terms which impose any continuing obligation on the Indemnifying Party without the prior written consent of Indemnifying Party, which shall not be unreasonably withheld or delayed. liability, loss, damage, expense, claims or suits arising out of the Indemnified Party’s use of any material furnished by the Indemnifying Party, and shall pay all expenses in connection therewith, including but not limited to attorneys' fees.

The Indemnifying Party shall have the right, but not the obligation, to control any defense and settlement negotiations that are subject to such indemnification.

We shall have no liability under this section for any claim based upon (i) modifications to our Software not made by us, (ii) the combination or use of our Software with materials not furnished by us, if the claim would have been avoided by use of our Software alone, (iii) your Data, or (iv) your failure to properly license

Third Party Software. In the event any element of our Software is held to, or we believe is likely to be held to, infringe the intellectual property rights of a third party, we shall have the right, in full satisfaction of its indemnification obligations, to (i) substitute or modify the element, (ii) obtain a license for you to continue using the element, or (iii) refund all fees paid by you under this Agreement.

12.0 Non-disclosure and Confidentiality

(a) Definitions. Each party hereby acknowledges that it may receive confidential or proprietary information of the other party, including, without limitation, patient information, medical records, pricing information, software, functional and technical specifications, designs, drawings, analysis, research, processes, methods, ideas, “know how”, business information, marketing information and materials and other information designated as confidential expressly or understood to be confidential by the circumstances in which it is provided. Confidential Information does not, however, include:  (i) information already known or independently developed by the recipient; (ii) information in the public domain through no wrongful act of the recipient; or (iii) information received by the recipient from a third party who was free to disclose it.

(b) Covenants. With respect to the other party's Confidential Information, the recipient hereby agrees that during the term of this Agreement and at all times thereafter it shall maintain such Confidential Information in confidence and shall not use, commercialize, publish, transfer, report or disclose such Confidential Information to any person or entity, except to its own employees having a "need to know" (and who are themselves bound by similar nondisclosure restrictions), and to such other recipients as the other party may approve in writing; provided that all such other recipients shall have first executed a confidentiality agreement. Neither party nor any recipient may alter or remove from any software or associated documentation owned or provided by the other party any proprietary, copyright, trademark, service mark or trade secret legend. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own Confidential Information, but in no event less than reasonable care.

(c) Injunctive Relief. The parties acknowledge that a violation of this Agreement by either party could cause irreparable harm to the other party which would not be adequately compensated by monetary damages, and that in addition to other relief, the non-breaching party shall be entitled to obtain injunctive relief to prevent any actual or threatened violation of any such provision.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

13. Publicity.  The parties agree that each party shall be permitted to make an initial press release announcing the relationship between the parties within sixty (60) days of execution after public release, provided that each party shall, at least ten (10) days prior to release, provide the other party with a proposed copy of the release for review and comment shall not issue the initial press release said party has provided written notice of its approval of the content of the press release. We may use your name on our customer lists and disclose the same to its present and potential customers including, without limitation, by including your name and/or logo on our website and on printed publications such as press releases. We will obtain pre-approval from you for such use.

1. Dispute Resolution. All disputes between the parties arising from or relating to this Agreement shall be settled by final and binding arbitration in accordance with and subject to the Federal Arbitration Act. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction in Orange County, California, or application may be made to such court for a judicial acceptance of the award and enforcement, as the law of such jurisdiction may require or allow.

2. Attorneys' Fees. In the event of any dispute with respect to the subject matter of this Agreement, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys' fees and costs, incurred in resolving and/or settling the dispute.

16. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only in a written document signed by both parties. Failure of either party to enforce any provision of this Agreement or any right hereunder shall in no way be considered a waiver of such provision or right. No term or provision hereof shall be deemed waived, and no breach excused, unless such waiver or consent is in writing and signed by the party claiming to have waived or consented. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

17. Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

18. Binding. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

19. Modification. This Agreement shall not be modified by either party by oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by the parties.

20. Assignment.  Neither party may assign this Agreement without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment by either party in contravention of the foregoing shall be void and of no effect. This Agreement shall inure to the benefit of and be binding upon respective successors and permitted assigns.

Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns, but neither party may assign its interest herein without the prior written consent of the other party.

21. Entire Agreement. This Agreement does not constitute an offer by either party and it shall not be effective until signed by both parties. This Agreement, together with the attached schedules that are incorporated by reference, constitute the entire agreement between the parties concerning the subject matter hereof, and this Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom, including the Previous Agreement.

22. Force Majeure. Except for Client's obligation to pay the Fees, if the performance of this Agreement is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, explosion, war, judicial or governmental action, labor dispute, act of God, telephone failure or any other cause beyond the control of either party, performance shall be excused to the extent that it is affected by such causes.

23. Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed under the laws of the State of California without regard to conflicts of law provisions thereof. The parties agree that the sole venue and jurisdiction for any dispute arising from this Agreement shall be in Orange County, California.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

By execution, signor certifies that signor is duly authorized to execute this Agreement on behalf of:

ICELOUNGE MEDIA, INC.		CUSTOMER

By:	/s/ Ed Wong	By:	/s/ Calvin Wong
	(Authorized Signature)		(Authorized Signature)

	Ed Wong		Calvin Wong
	(Print Name)		(Print Name)

	VP Corp Dev		President
	Title		Title

	10-1-2011		10-1-2011
	Date		Date

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

This Order Form shall evidence the licenses granted and services provided to the Customer identified below under the terms and conditions contained in the Software License and Services Agreement between Moms Corner Project and ICE, Inc. (“ICE”), ICELOUNGE MEDIA Contract No. 10012011MC (“Agreement”), the terms of which are hereby incorporated by reference. To the extent that the terms of the Agreement between the parties are in conflict with the terms and conditions of this Order Form, the terms and conditions of this Order Form shall control. Where applicable, the defined terms in the Agreement shall have the same meaning in this Order Form. All monetary denominations shall be in United States dollars. This Order Form shall not be effective unless executed by Customer and an ICE Company Officer. This Order Form shall not be amended in any manner (e.g., act, custom, e-mail, etc.) and no other agreement between the parties shall be effected except pursuant to a writing signed by Customer and an ICE Authorized Signatory

1.

SOFTWARE LICENSED AND LICENSE FEES:

$15,000 per month until such time as the Customer’s severability from the ICE group is determined to be inevitable, in the judgment of ICE management. Thereafter, the fees will be $1,000 per month for a five (5) year period.

2.

MAINTENANCE FEES

Waived.

3.

BILLING

To be accrued each month until such time as the Customer can pay.

4.

APPROVAL

This appendix will be approved upon execution by both parties:

Order Accepted and Acknowledged:

ICELOUNGE MEDIA, INC.		CUSTOMER

By:	/s/ Ed Wong	By:	/s/ Calvin Wong
	(Authorized Signature)		(Authorized Signature)

	Ed Wong		Calvin Wong
	(Print Name)		(Print Name)

	VP Corp Dev		President
	Title		Title

	10-1-2011		10-1-2011
	Date		Date

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

The following terms and conditions shall apply to the Software and Documentation provided by us to you and described in Agreement Appendix 1 – Order Form.

A.1 Definitions

A.1.1

“End Users” means your full-time, part-time, or seasonal employees, consultants or contractors who either use the Software or are entered as a live master record in the Software or related databases accessed by the Software.

(b)

"Toolkit" means the Software modules that, if licensed to you as set out in Appendix 1, enable you to configure certain aspects of the Software.

(c)

"Toolkit Configurations" mean the configurations you may make to the Software using the Toolkit.

A.2 License Grant.

We grant you a non-exclusive, perpetual, irrevocable, non-transferable license to use the Software and Documentation in the Territory as defined in Appendix 1. The license granted hereunder is limited to the maximum number of End Users set out in Appendix 1.

A.3 Limitations on Use.

You agree that you will:

(a) make no more copies of the Software than are necessary for your installation of the Software and to create backup copies for archival or disaster recovery purposes;

(b) maintain a log of the number of and location of all originals and copies of the Software;

(c) retain our copyright, trade mark and proprietary notices on any complete or partial copies of the Software, Documentation or our Proprietary Information in the same form and location as the notice on any original work;

(d) not modify any Documentation;

(e) not modify, translate, reverse engineer, decompile or disassemble the Software, except to the extent permitted by applicable law, or except to the extent the license we have granted you permits you to create Toolkit Configurations;

(f) not use the Toolkit to develop or create applications or modules, other than those applications or modules set out in Appendix 1;

(g) not sublicense, transfer, assign or rent the Software or Documentation, other than as permitted in this Agreement; and

(h) not use the Software for a service bureau application.

A.4 Delivery and Acceptance.

You may elect for us to either physically ship or electronically deliver the Software and Documentation to you at the address you specify. Delivery will be FCA (Incoterms) from our facility. You are deemed to have received the Software and Documentation upon physical delivery to you or your carrier at our distribution facility or upon our electronic forwarding of the Software and Documentation, as may be the case.

You will have thirty (30) days following delivery of the Software (the "Acceptance Period") to determine if the Software performs substantially in accordance with our specifications, as set out in the Documentation, using standard test data provided by us. If we do not receive notice of any deficiencies within the Acceptance Period, you will be deemed to have accepted the Software. If upon the expiry of the initial Acceptance Period, you identify material defects in the Software, the Acceptance Period will be extended by additional thirty (30) day periods to permit us to remedy any such material defects. Notwithstanding the above, if the Software is put to productive use by you, it will be deemed accepted. "Productive use" means any use of the Software by you other than testing. If, following the second thirty day acceptance period, there remain material defects in the Software, then you shall be entitled to return the Software to us and receive a full refund of all license fees paid by you for the defective Software or components thereof. Both of us agree to act reasonably in making any determinations under this section.

A.5 Ownership.

We represent that we have the rights, title or interests in the Software and Documentation to grant you the licenses set out herein. You acknowledge that we or our licensors own the Software and Documentation, including any and all related copyright, patent, trade secrets, moral rights, trade marks and other intellectual property rights, and that you have no right, title, or interest in the Software or Documentation, except for the right to use them as set out herein. We agree that you will own any Toolkit Configurations made solely by you, provided that such ownership rights will not prevent us or any of our other customers from developing and distributing configurations of any kind that are similar to the Toolkit Configurations owned by you. You agree that we will own any Updates, improvements or modifications to the Software other than such Toolkit Configurations made solely by you.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

A.6 Source Code Escrow.

At Client's written request, Developer shall enter into an escrow agreement ("Escrow Agreement") with a mutually agreed upon thirty party escrow agent ("Escrow Agent") and shall provide Client with a copy of any executed Escrow Agreement. Client shall, at its own expense, shall be entitled to participate as a beneficiary under such Escrow Agreement. Developer agrees that upon execution of the Escrow Agreement, Developer shall deposit copies of the source code for any revisions, updates or other modifications to the Software (together with the Current Version, the “Source Code”), to the extent there are any revisions, updates or other modifications delivered to Client, no less frequently than every six (6) months during the term of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, the Source Code shall not include any source code for any third party software. The Source Code shall not be released from escrow, except in the following event (a “Release Event”):  (1) Developer ceases to carry on business on a regular basis, or becomes insolvent, or enters into voluntary or involuntary receivership; and (2) the Software is no longer supported by Developer or its successor in interest. Upon occurrence of a Release Event, prior to any release of the Source Code from escrow, Client shall provide at least fifteen (15) business days’ advance written Notice to Developer and the Escrow Agent of Client's intent to obtain the Source Code from escrow. Developer shall have five (5) business days to object to release of the Source Code from escrow by providing written Notice of Objection to Client and the Escrow Agent (“Notice of Objection”). If Developer provides Notice of Objection, the parties shall promptly attempt to resolve the issues related to the release of the Source Code from escrow. If the parties are unable to resolve such issues within five (5) business days after the Notice of Objection, either party may initiate arbitration with an arbitrator agreed upon by the parties or, if the parties cannot so agree, with JAMS. If Developer provides Notice of Objection, the Source Code shall not be released from escrow without Developer's prior written consent or a final decision by the arbitrator as provided in this Section. Upon release of the Source Code from escrow, Client shall maintain the Source Code in confidence, shall use commercially reasonable efforts to protect the Source Code from any unauthorized use or disclosure, and shall restrict access to the Source Code to those of employees who have a need for such access and who have agreed in writing to maintain the Source Code in confidence. Client shall use the Source Code to exercise Client’s rights under this Agreement and for no other purpose. Client shall promptly return the Source Code to escrow when it is no longer needed by Client. All expenses associated with the Source Code escrow shall be paid by Client. All expenses and fees associated with establishing the 3rd party relationship with the Escrow Agent will be handled by Developer.

A.7 Limited Warranties.

We warrant that:

(a) upon shipment, the media on which the Software is delivered will be free from physical defects and will be virus-free;

(b) the Software does not contain any viruses, disabling code or other similar devices; and

(c) for a period of ninety (90) days following delivery of the Software (the "Software Warranty Period"), the Software will materially perform the functions described in the Documentation.

A.8 Exclusions.

Any modifications made by you to the source code or object code of the Software will void any warranties and may limit our ability to provide Maintenance Services. The limited warranties in this Agreement will not apply in the event of any misuse or abuse of the Software. We are not responsible for errors, damage or problems caused by your failure to provide a suitable operating environment, or by any third party software or hardware, accidental damage or other matters beyond our reasonable control.

Client has agreed to license the Fusion Platform owned and operated by the Developer.

1. Engagement. The Developer is engaged by Client to perform the services and provide the software ("Software") as described in this Agreement in the Deliverables section, together with such other and further services as may be reasonably required by Developer, within its sole and absolute discretion, in order to carry out its representation of Client to the best interests of Client and in the furtherance of this Agreement. In the event Developer determines it is required to perform services in addition to those set forth in the Deliverables section, for which Client may be charged, Developer agrees to obtain Client's written approval prior to performing such services.

2. Services and License. The Developer will provide programming and implementation services on the Client’s behalf. These services include the development, implementation, and operation of our FUSION Software solution as identified in the Order Form. The Developer hereby grants the Client license to use the FUSION Software during the term of this Agreement.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

3. Control of Services. The Developer shall use its best judgment to control and direct the manner in which the online services are performed on the Client’s behalf. The Client shall have the right to inspect the Developer’s work and to prescribe alterations to ensure that it conforms to the stated agreement.

4. Fees.

a. Shall be due and payable in connection with the Payment Schedule set forth above, provided that monthly payments shall be due and payable within thirty (30) days of the invoice date. These fees do not cover pre-approved out-of-pocket (OOP) expenses. Developer will advise Client when fees exceed this range so that in the event that Client and Developer jointly agree, in writing, to have Developer perform additional services not contemplated in the original plan, Client will be presented with an enhancement request document detailing additional charges, and billed for those additional services at a standard hourly rate, plus associated costs. See payment schedule above on page 11.

b. Failure to Meet Project Timeline. The parties acknowledge that Developer's failure to meet deadlines set forth in the Project Timeline above will cause Client damages in meeting Client's additional business objectives. To that end, Developer agrees that in the event the development period exceeds the timeline set forth above (i.e. 6 weeks), Developer shall refund to Client Five Hundred Dollars ($500) per day for each additional day the timeframe extends beyond the 6 week period described above, provided that in the event the 6 week timeline described above is extended beyond such period by mutual written consent of both parties, the penalty described in this Section 6(b) shall not apply until the end of such mutually extended timeframe.

5. Client Content. Client shall promptly provide Developer with materials (“Client Content”) for incorporation in the Website in a digital format specified by Developer. Client shall provide photographs in digital format. Client represents and warrants that it owns all right, title and interest, including, without limitation, all intellectual property rights in and to the Client Content, or has the right to use and grant Developer a license to use the Client Content. Client hereby grants Developer a non-exclusive royalty-free license to use, copy, prepare derivative works, and distribute the Client Content as part of the Services.

Developer also undertakes to return all Client content (review, membership information, blogs, etc.,) on the NRD and CareSeek.com sites, in a format such that the Client can read the content and utilize it in a reasonable manner, to support on-going services. Developer will maintain daily/nightly backups of the Client’s sites. The Developer will supply the Client with a monthly backup on DVD or tape or other suitable electronic medium a complete back up of all Client content.

6 Client Data. Client shall promptly provide Systems Integrator with data (“Client Data”) for incorporation in the solution database in a digital format specified by Systems Integrator. Client shall be solely responsible for the accuracy of Client Data.

7. Developer Content. Client acknowledges that Developer may incorporate in the Website certain elements that are pre-existing and proprietary to Developer (“Developer Content”). Developer owns, and shall continue to own, all right, title and interest, including, without limitation, all intellectual property rights, in and to the Developer Content and all methods, techniques, documents, algorithms, knowledge, know-how, code and other works contained therein. Nothing in this Agreement shall constitute an assignment or waiver of Developer's exclusive ownership of Developer Content. Developer hereby grants Client license to use the Developer Content during the term of this Agreement.

8. SOFTWARE TESTING PERIOD. The Software Testing Period ("STP") means the time period during which the Software shall be subject to testing by Client. The STP shall commence on the Software delivery date and end thirty (30) days after the delivery date, at which time the STP shall be deemed to have been terminated unless Developer has received written notice of noncompliance from the Client that identifies with specificity any failure of the Software to operate in substantial conformity with the functional specifications for that release and version of the Software ("Notice of Noncompliance"). Developer shall have until the end of the thirty (30) day period, or ten (10) business days following receipt by Developer of Notice of Noncompliance, whichever is later, to describe in detail how Developer intends to correct the noncompliance, including the time required for such correction (the "Correction Plan"). Upon receipt of the Correction Plan, the Client shall have five (5) business days to provide any reasonable objection to the Correction Plan to Developer in writing ("Objection"). If Client timely provides any Objection to the Correction Plan, the parties shall use commercially reasonable efforts in good faith to agree upon a revised Correction Plan. If the Client does not provide any Objection to the Correction Plan within such five (5) day period, the Correction Plan shall be deemed to have been accepted by the Client. In the event the Client accepts such Correction Plan, Developer shall use commercially reasonable efforts to implement the Correction Plan. Following implementation of the Correction Plan, the Client shall continue the STP for a further fifteen (15) day period in accordance with the procedures set forth above. In the event (i) Developer fails to timely submit a reasonable Correction Plan, (ii) Developer fails to implement substantially the Correction Plan in accordance with its material terms, or (iii) the Software fails to operate in substantial conformity with the functional specifications for that release and version of the Software after the Correction Plan has been implemented and no revised Correction Plan has been reasonably proposed by Developer, the Client may terminate this Agreement and obtain a refund of any fees paid through such termination date.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

The following terms and conditions shall apply to the [ Basic | Standard | Enhanced ] Maintenance and Support Services we provide to you in connection with the Software.

B.1. STANDARD SOFTWARE MAINTENANCE. In consideration of payment of the monthly software maintenance and support fee set forth in Section 4 below (the "Software Maintenance and Support Fee"), Licensor hereby agrees to provide Software Maintenance and Support (“Software Maintenance and Support”). Software Maintenance and Support entitles the client to assistance with the FUSION software application via email, telephone (866-311-5332) and/or other automated processes. Software Maintenance and Support is available Monday through Friday, 8:30 a.m. to 6:30 p.m. PST excluding holidays (New Year's Day, Presidents' Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day, Day after Thanksgiving, Christmas Day) ("Live Support Hours"). Assistance requested after hours will be handled the next business day unless After Hours Support is purchased (as further described below). Licensor will provide responses to specific questions on a best effort basis only and may not provide resolution to every request for Software Maintenance and Support. Software Maintenance and Support is provided for ongoing use of the Software; it is not intended to be a substitute for fee based support programs, professional services or training necessary for the implementation, installation or system redesign of the Software. All other services, including but not limited to, onsite assistance, custom programming, database and network administration, and custom designed reports and forms, may be furnished by Licensor, subject to staff availability, and at Licensor’s then current rates and costs. Software Maintenance and Support does not include or apply to any products that are not part of the Software. All terms not defined herein shall have the meaning set forth in the Web Development Agreement dated concurrently herewith ("Development Agreement").

Software Maintenance and Support Provides:

•

Software Maintenance

•

Free Error and bug corrections to the Software

•

Support hours for all support levels 8:30 a.m. to 6:30 p.m. PST Monday - Friday, excluding holidays

•

24-hour reporting mechanism

•

Five (5) individual contacts, onetime fee of $250 for each additional individual contact. Individual contacts shall refer to those individuals designated by Licensee to act as the main contacts with Licensor and shall not refer to any limit on the number of calls which Licensee is permitted to make to Licensor relating to Error or bug reporting.

Customer Support

•

Ten (10) non-cumulative customer support incidents per month. Non-cumulative support incidents shall refer to general "how-to" questions and shall not include any calls made with respect to Software maintenance issues.  In addition, client may choose to utilize consulting services of development or community management resources as needed.

•

Additional customer support incidents may be purchased for $100.00 each

(a) Except as otherwise provided, Software Maintenance and Support does not include any of the following:

•

Resolution of network, workstation or environmental errors not directly related to the Software;

•

Support of any software other than the Software licensed pursuant to the License Agreement;

•

Support of the Software being used or hosted in a manner for which it was not designed;

•

Installation of additional copies of the Software.

2.

ERROR CORRECTION.

a. Error Reports. Licensee shall submit to Licensor by email, telephone or by using Licensor’s online tracking system, error reports (“Error Report”) to identify any alleged Errors. Any Error Reports that are submitted outside of Live Support Hours shall be processed by Licensor during the Live Support Hours on the next business day. Emergency Support Requests can also be made outside of Live Support Hours for Level 1 Severity Errors only on a 24-hour basis by calling Licensor’s Emergency Support Request line, and if Licensee has purchased After Hours Support, Licensor shall respond to such request by telephone within one (1) hour; provided. Prior to submitting any Error Report, Licensee shall first attempt reasonable steps to confirm that the problem is being caused by an Error in the Software.

i. Response Times. If Licensee purchases After Hours Support, Licensor shall acknowledge receipt of an Error Report outside of Live Support Hours in accordance with the Error Resolution Schedule set forth in Section 2(d), below.

ii. Term. After Hours Support shall be for a one (1) year and shall be subject to automatic one (1) year renewals on each anniversary of the Effective Date (as defined below) unless otherwise terminated by providing notice of termination in writing to Licensor no later than thirty (30) days prior to the annual renewal date.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

c. Classification of Error Reports. Licensor shall process each Error Report by classifying the alleged Error into one of the following severity levels.

i. Level 1 Severity. Level 1 Severity means that (i) there is an Error in the Software that causes a site outage such that the service offered by Licensee to its Customers is unavailable for access or log in, or that causes an interruption of service to a Mission Critical Application such that the Mission Critical Application is unavailable; and (ii) there is not Work Around Solution to the computer system hosting the Software or similar type of correction. “Mission Critical Application” means a system, application, server or database that performs an essential function of the Licensee service. “Work Around Solution” shall mean a solution that, when implemented, causes the Software to function in a substantial conformity with the functional specifications.

ii. Level 2 Severity. Level 2 Severity means that (i) there is an Error in the Software that causes a material service performance degradation or latency for a Mission Critical Application, and (ii) there is no Work Around Solution.

iii. Level 3 Severity. Level 3 Severity means that (i) there is a Work Around Solution for what would otherwise be classified as a Level 1 or Level 2 Severity Error, or (ii) there is an Error in the Software that causes a material service performance degradation or latency for a non-Mission Critical Application, including, without limitation, a problem with the functionality of a link, button, graphic or option for either a Mission Critical Application or a non-Mission Critical Application.

iv. Level 4 Severity. All other Errors.

d. Licensor’s Response to Error Reports. Licensor shall acknowledge receipt of an Error Report by Licensee in accordance with the following Error Resolution Schedule.

i. One (1) hour after processing an Error Report involving a classification of a Level 1 Severity problem, or

ii. One (1) business day after processing an Error Report involving a classification of a Level 2, 3 and 4 Severity problem.

e. Error Correction. If Licensee reports an alleged Error to Licensor in writing, Licensor will perform issue analysis to determine whether such alleged Error is an Error. If Licensor confirms the existence of an Error, Licensor will use reasonable efforts to perform Error Correction; provided that: (i) Licensee has installed any updates for the Software that were previously issued to it; (ii) the Software is used solely on computer systems and operating environments and sites for which they were designed and authorized; (iii) no modifications, additions or changes to the Software have been made or added by Licensee or its agents without the prior written consent of Licensor; (iv) the Software is not used in an unauthorized manner. Licensor will not perform Error Correction for, or otherwise support, any version of the Software other than the current version and the immediately preceding version. The following response times constitute a guideline, but not a guarantee, with respect to Licensor’s Error Correction.

i. After processing a Level 1 Severity problem, Licensor will promptly begin and continue to use reasonable efforts on a 24-hour basis (if After Hours support is purchased) to identify and correct the Error. If the Error Correction is not complete within twenty-four (24) hours following processing of the Error Report, Licensor will inform Licensee of the status of such Error Correction efforts and will continue such efforts until Error Correction is complete.

ii. After processing a Level 2 Severity problem, Licensor will promptly begin and continue to use reasonable efforts during Live Support Hours to identify and correct the Error within seventy-two (72) hours following processing of an Error Report. If additional time is required, Licensor will inform Licensee of the status of such Error Correction efforts and will continue such Error Correction efforts until the Error Correction is complete.

iii. After processing a Level 3 Severity problem, Licensor will use reasonable efforts during Live Support Hours to identify and correct the Error within three (3) weeks. If additional time is required, Licensor will inform Licensee of the status of such Error Correction efforts and will continue such efforts until the Error Correction is complete.

iv. After processing a Level 4 Severity problem, Licensor will use reasonable efforts during Live Support Hours to identify the Error, will inform Licensee of the status of any Error Correction efforts and will discuss with Licensee any appropriate schedule for Error Correction.

f. For the purpose of this Maintenance Agreement, the term:

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

i. “Error” shall mean a reported, reproducible and verifiable failure of the Software to operate in substantial conformity with the functional specifications for that release and version of the Software; provided, however, that any non-conformity in performance of the Software resulting from Licensee’s misuse or improper use of the Software or using the Software on an unauthorized machine, in an unauthorized environment or with an unauthorized operating system shall not be considered an Error.

ii. “Error Correction” shall mean a modification or addition to the Software that, when made or added to the Software, renders the Software in substantial conformity to the functional specifications. Error Correction shall include bug fixes, patches, updates and other corrections.

B.3. TERM.  The term of this Maintenance Agreement, including After Hours Support, if accepted shall be one year from the go live date (“Effective Date”) and shall be subject to automatic one-year renewals on each anniversary of the Effective Date unless otherwise terminated by providing notice of termination in writing to Licensor no later than thirty (30) days prior to the annual renewal date. Furthermore, this Maintenance Agreement will terminate automatically without notice from Licensor if the License Agreement is terminated.

B.4. FEES.  [WAIVED] Licensee shall pay Licensor, quarterly in advance, a monthly Software Maintenance, Hosting and Support Fee of $1,000 per month as set forth in the License Agreement. Software Maintenance and Support will be suspended in the event Licensee is more than ninety (90) days past due on payment of the Software Maintenance and Support Fee. The monthly Software Maintenance and Support Fee may increase not more than once each year by the lesser of (i) the change in the “Other Goods and Services” category of the CPI for all urban consumers (CPI-U) U.S. City average as published by the U.S. Department of Labor in the prior twelve (12) months, or (ii) five percent (5.0%). Licensee will be notified not less than sixty (60) days in advance of any increase in the Software Maintenance and Support Fee. The monthly Software Maintenance and Support Fee may be pre-paid annually by Licensee at a 5% discount. The fees are defined as 40 percent for Licensing that can be applied in further Enterprise Licensing Agreement when necessary and 60 percent of the Fee as defined is for Hosting.  The 5 percent annual increase will only apply to the hosting percentage of the Fee and NOT to the licensing portion of the Fee.

B.5. REQUESTS FOR SOFTWARE MAINTENANCE.  Licensor requires that all requests for Software Maintenance and Support be communicated from an individual(s) so authorized by Licensee.

B.6. STANDARD UPDATES AND ENHANCEMENTS TO THE SOFTWARE.  At intervals of which Licensor may reasonably select, standard updates, enhancements and new versions to the Software and baseline functionality will be provided to Licensee at no additional cost, provided that there are no past due Software Maintenance and Support Fees. Unless otherwise communicated by Licensor, such standard updates, enhancements and new versions shall be provided via the Internet. Updates and enhancements to any customized Modules will be provided to Licensee on a bid per project basis.

7. PERIODIC UPDATES AND ENHANCEMENTS TO THE OPERATING SYSTEM AND DEVELOPMENT LANGUAGE LICENSES. The Software Maintenance and Support provided pursuant to this Maintenance Agreement does not include any assistance in the installation of updates or enhancements to any third-party or vendor-provided software, including the operating system, databases and development languages of any third-parties.

B.8. CUSTOMIZATIONS TO SOFTWARE.  If Licensor makes any customizations or modifications to the Software, such customizations or modifications provided to Licensee by Licensor shall be considered part of the licensed Software and will be supported under this Maintenance Agreement. If Licensee or any third party makes any customizations or modifications to the Modules provided to Licensee by Licensor, such customizations or modifications will not be supported under this Maintenance Agreement. Licensee is not permitted to make any customizations or modifications to the Software.

B.9. WARRANTY.  The warranties, disclaimers, remedies and limitation of remedies noted in Sections A.7 of the License Agreement apply herein.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

SOFTWARE MAINTENANCE AND SUPPORT ACKNOWLDGED AND ACCEPTED:

ICELOUNGE MEDIA, INC.		CUSTOMER

By:	/s/ Ed Wong	By:	/s/ Calvin Wong
	(Authorized Signature)		(Authorized Signature)

	Ed Wong		Calvin Wong
	(Print Name)		(Print Name)

	VP Corp Dev		President
	Title		Title

	10-1-2011		10-1-2011
	Date		Date

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

The following terms and conditions shall apply to the Professional Services we provide to you in connection with the Software.

C.1 Definitions

(a) "Services" mean the tasks, duties and responsibilities specified in a Statement of Work.

(b) "Statement of Work" means a statement of tasks and duties relating to a specific project or assignment, which is attached to this Agreement as a schedule upon the parties' mutual consent. The Statement of Work will include a statement of the fees and payments relating to the Services described therein.

(c) "Work Product" means any work product or any component thereof that that relates directly or indirectly to the Software and that we may produce, either alone or jointly with others, as specified in one or more Statements of Work.

C.2 Engagement of Services.

We agree to perform the Services specified in one or more Statements of Work, which have been signed by both of us and are attached hereto and made a part of this Schedule. In the event of a conflict between any term of this Schedule and a Statement of Work, the terms of this Schedule will prevail to the extent of the conflict. We will use reasonable commercial efforts to meet the timelines set out in the applicable Statement of Work. In the event of a delay or expected delay, we will promptly advise you of the nature and expected effect of the delay. You agree to act in a reasonable, non-capricious manner in resolving all issues related to any delay.

C.3 Project Management.

Each party will appoint a Project Manager in each Statement of Work to administer and co-ordinate the Services to be performed under such Statement of Work. The Project Managers will schedule formal program meetings at mutually agreeable times, to be attended by authorized program management personnel of both parties to discuss the status of the Services.

C.4 Acceptance.

Unless a different time period or acceptance process is set out in the applicable Statement of Work, you will notify us in writing within five (5) business days following receipt of any Work Product if such Work Product, or part thereof, does not meet the requirements in the Statement of Work. This notice will state the reasons for the Work Product failing to meet the requirements in the applicable Statement of Work. Acceptance will not be unreasonably withheld or delayed. The passage of five (5) business days without notice of non-acceptance following delivery will constitute acceptance by you. We will use all reasonable efforts to fix problems with such Work Product within fifteen (15) business days after receipt of notice or we will present you with a plan to fix such problems within a period of time that is reasonable under the circumstances. For the avoidance of doubt, we will carry out such activity free of additional charge, except to the extent that such activity is required due to your fault, in which case such activity will be carried out on a time and materials basis.

C.5 Records and Reports.

We will diligently prepare and keep complete work papers concerning our performance of the Services. At least once a month, or as otherwise mutually agreed to by both of us, we will report to you on the status of the work under all active Statements of Work. On reasonable notice to us, you may inspect our work in progress and receive copies of the same.

C.6 Change Procedures.

Changes within the scope of the Services will be made pursuant to a change order in the form set out in Appendix C-1 to this Schedule ("Change Order") executed by the Project Managers of both parties. We will have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by both of us in writing. Notwithstanding the foregoing, if we, at your request or as otherwise reasonably required, perform work that is not covered by a Statement of Work or Change Order, or exceeds the scope of the Services set out in a Statement of Work or Change Order, such work will be deemed Services provided under this Agreement for which you will pay us on a time and materials basis.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

C.7 Personnel.

We reserve the right to select and assign personnel to each Statement of Work based on available personnel resources and the skill classifications required. We may rely upon third party agents, contractors and subcontractors to provide the Services provided that we remain solely responsible for the Services provided by such third party and for such third party’s compliance with the terms of this Agreement. Notwithstanding the foregoing, we will use reasonable efforts to accommodate any requests that you may make with respect to the assignment of our personnel. In addition, provided that a Statement of Work is then in place, you will have the right to interview our personnel and request our additional recommendations with respect to the assignment of any personnel.

C.8 Customer Responsibilities.

General. In connection with our provision of the Services, you agree to perform those tasks and assume those responsibilities: (i) specified in the applicable Statement of Work, and (ii) which would reasonably fall to you. You acknowledge and agree that our performance is dependent upon your timely and effective satisfaction of your responsibilities under this Agreement, and that we will be relieved of any of our obligations (e.g. milestone dates) to the extent such obligations are dependent upon responsibilities of yours that are not met. You further agree to be responsible for any additional fees and expenses incurred due to any delays resulting from your failure to perform your responsibilities under this Agreement in a timely and satisfactory manner.

Premises. If the Services are to be provided on your premises, you shall provide reasonable access as well as safe and adequate space, power, network connections and other resources specified in the Statement of Work or otherwise reasonably requested by us. We shall adhere to your established written guidelines provided to us in advance concerning on-site visits by contractors and the use of your computers and other equipment.

C.9 Ownership of Work Product.

You agree that all Work Product will be our property, provided that any intellectual property rights that you may own at the time of executing this Agreement will remain your sole and exclusive property, even if such intellectual property rights are embedded in the Work Product. You irrevocably assign to us all right, title and interest worldwide in and to the Work Product and all applicable intellectual property rights related thereto. Subject to our receipt of your payment for the Services, we agree to provide you with a royalty-free, non-exclusive right to use the Work Product for your own internal business purposes, in conjunction with the Software. No other rights to sublicense or market the Work Products are expressed or implied.

C.10 Expenses.

You agree to reimburse us for all reasonable expenses incurred by us in connection with the performance of the Services. Unless otherwise expressly stated in Statement of Work, expenses will be reimbursed after they have been incurred and invoiced to you. We agree to submit such evidence of our expenses as you may reasonably require with written prior client consent. In the performance of Services, our employees will use commercially reasonable efforts to adhere to the following travel and expense guidelines:

(a) Airfare. Subject to availability, we will obtain the lowest-cost, refundable, changeable, economy class, direct (or, if direct flights are unavailable, indirect) fares when traveling by air. If you request in advance that we purchase non-refundable and/or non-changeable tickets, you agree to reimburse us for any scheduled non-refundable and/or non-changeable tickets that are cancelled and/or rescheduled at your request.

(b) Ground Travel. We will use the most economical form of ground travel available (subject to project timing requirements), which may include personal vehicles, rental cars, airport or hotel shuttle buses, and/or taxis.

(c) Lodging. If available, we will stay at hotels with corporate discounts. If your corporate rate is more favorable than our corporate rate, and you authorize us to use your corporate rate when booking, we agree to do so. The maximum reimbursable lodging expense is the room rate, plus reasonable communications charges used in the performance of Services and any applicable taxes. We will not request reimbursement of other items on our hotel bills.

(d) Per Diem Expenses. In lieu of actual meal expenses, a per diem rate of $50 for business travel within North America. To qualify for a per diem allowance, an individual must: (a) have at least one overnight stay away from their residence; and (b) be working at least 100 miles from their usual place of work.

(e) Communication Charges. Reimbursable communications include reasonable remote dial-up access charges, and mobile phone charges for (i) incoming calls directly related to the provision of Services; and (ii) emergency outgoing calls directly related to the provision of Services. We will use reasonable efforts to place outgoing calls from landlines rather than mobile phones whenever possible. Calls originating from a hotel will be made using our corporate calling card to minimize long distance charges. Personal calls and air-to ground telephone charges will not be reimbursed.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

C.11 Insurance.

Each party agrees to carry such adequate health, auto, workers compensation and liability insurance as is required or common practice in its respective businesses. Upon request, each party agrees to provide the other with certificate(s) of insurance setting out the foregoing insurance coverage.

C.12 Limited Warranty.

We warrant that we will perform the Services in a workmanlike manner in accordance with industry standards and practices and with the degree of care, skill and expertise as is standard for the provision of services of a similar nature. The foregoing warranty will apply in respect of each Work Product for ninety (90) days following delivery of such Work Product.

C.13 Termination

If either party materially breaches the terms of this Schedule or a Statement of Work, the other party may, provided it is not then in breach of this Schedule or the applicable Statement of Work, give written notice of its desire to terminate and the specific grounds for termination. If such material breach is capable of cure and the party in default fails to cure the default within sixty (60) days of the notice, the other party may terminate this Schedule. If such material breach is incapable of cure, the other party may terminate this Schedule immediately upon written notice of its desire to terminate. Both of us agree to act reasonably in making any determinations under this section.

Upon the effective date of termination of this Schedule: (i) we will immediately cease providing the Services; and (ii) you will pay to us, all fees and expenses incurred up to the date of termination.

The Services set out in this Schedule and any Statement of Work attached hereto are not exclusive, and you agree that we may render similar services to others so long as our ability to perform under this Schedule, any Statement of Work or other agreements to which both of us are parties is not materially impaired.

---------------------------------------------

Fees and Costs. Client agrees to pay fees (“Fees”) in the amount of $15,000 per month for Services rendered pursuant to the Statement of Work. Client also agrees to pay Systems Integrator for all reasonable costs and expenses incurred by Systems Integrator in connection with the Services that are pre-approved in writing by Client.

Costs may include license fees for the use of any third party software that is included in the FUSION solution ("Third Party Software"), and Client shall bear sole responsibility for renewing such license(s), if applicable. Client shall pay all invoices upon receipt. Client’s failure to pay any invoice within 60 days from receipt shall be deemed a material breach of this Agreement, justifying suspension of the Services and immediate termination of this Agreement by Systems Integrator. Systems Integrator will invoice Client in the manner described in the Statement of Work.

Delays. In the event of (i) a delay by Client in performing any obligation hereunder, (ii) a delay due to Client's request for changes, (iii) a dispute in good faith between the parties as to whether a particular deliverable meets the relevant specifications, (iv) a delay due to any third party's act, failure to act, or delay in performing any obligation whatsoever, or (v) any other delay incurred as a result of Client's actions, the delivery of the remaining deliverables shall be deemed postponed for an equivalent time period. Except for delays incurred under (iii), no such delay shall relieve or suspend Client's obligation to pay Systems Integrator, and with respect to (iii), Systems Integrator may suspend performance until such dispute is resolved.

Client Data. Client shall promptly provide Systems Integrator with data (“Client Data”) for incorporation in the solution database in a digital format specified by Systems Integrator. Client shall be solely responsible for the accuracy of Client Data.

Systems Integrator Data. Client acknowledges that Systems Integrator may incorporate in the solution database certain data that is pre-existing and proprietary to Systems Integrator (“Systems Integrator Data”). Systems Integrator owns, and shall continue to own, all right, title and interest, including, without limitation, all intellectual property rights, in and to the Systems Integrator Data and all methods, techniques, documents, algorithms, knowledge, know-how, code and other works contained therein. Nothing in this Agreement shall constitute an assignment or waiver of Systems Integrator's exclusive ownership of Systems Integrator Data.

Future Uses. Systems Integrator shall be free to use and incorporate into its future products and services any ideas, know-how and techniques that are disclosed to or developed by Systems Integrator in the course of its provision of the Services. Nothing in this Agreement shall, or is intended to, limit Systems Integrator's ability to develop or enhance its future products or services in any manner whatsoever, including through the use of residual knowledge gained as a result of rendering the Services.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

CHANGE ORDER	Change Order No.:

One of the parties will complete Change Order Item 1. We will complete the remainder of the Change Order, except for the approval/rejection portion, which will be completed by you. Each section may be as long or short as the circumstances require. Additional pages may be attached as necessary.

1.

Describe changes, modifications, or additions to the Services, Work Products and specifications, and performance requirements.

2.

These modifications were requested by: _________________________.

3.

Modifications, clarifications or supplements to description of desired changes or additions requested in section 1 above, if any.

4.

Necessity, availability and assignment of requisite personnel and/or resources to make requested modifications or additions.

5.

Impact on intermediate or final costs, project schedule, specifications and performance requirements.

(a)

Changes in intermediate or final costs:

(b)

Changes in schedule:

(c)

Changes to specifications or performance requirements:

Days of Specification and Design:

Days of Documentation:

Days of Implementation:

Days of Testing:

Days of Training:

Days of Other:

(d)

Changes in materials:

6.

This Change Order will be approved upon execution by both parties:

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

STATEMENT OF WORK

This Statement of Work shall evidence the Services to be provided hereunder pursuant to the terms and conditions of the Agreement for the Provision of Software and Related Services dated October, 1 2011 (“Agreement”) between ICELOUNGE MEDIA, INC. (“ICE”) and Moms Corner Project (“Customer”) which terms and conditions are incorporated herein by this reference. To the extent that any terms and conditions contained in the Agreement or Addendum are in conflict with or in addition to the terms and conditions of this Statement of Work, the terms and conditions of this Statement of Work shall control to as the actual rates to be charged and the number of days and description of the Services to be performed under this Statement of Work. All capitalized terms used herein shall have the meanings given to them pursuant to the Agreement unless otherwise set forth herein.

Our Understanding of the Project

ICELOUNGE MEDIA, Inc. provides it platform to the customer for development of its website.

Project Approach

ICE projects are undertaken by a project team composed of both ICE and Customer team members. This combined organization is called the integrated project team (“Integrated Project Team”). The Integrated Project Team is managed jointly by a Customer project manager and an ICE project manager (collectively referred to as the “Project Management Team”).

Project management activities include risk management, task and time management, quality management, status reporting, milestone management and scope-change management. Issue and problem resolution are carried out on an on-going basis throughout the project lifecycle. The ICE Delivery Quality Assurance Group (“DQA”) supports the Project Management Team with activities that may include Project kick-off activities, risk assessment, Project reviews and Project completion activities.

The composition of the Integrated Project Team will typically change during the various stages of the project. Some people may play more than one role during the project lifecycle.

PROJECT ASSUMPTIONS

Customer acknowledges that its participation and cooperation is critical for the success of the Project. The following assumptions are based on information provided by Customer to ICE relating to the Project and Customer’s current business systems as of the date of this Statement of Work, and have been used to develop ICE’s current level of effort and cost. Deviations from these assumptions may lead to commensurate changes in the timeline and milestone payments:

General

1.

The proposed Start Date for the Project is on or about October 1, 2011

2.

This Statement of Work is based upon ICE’s initial understanding of the Project as described in Scope of Services and Appendix A above. Upon completing the Initiation Phase, if any scope/level-of-effort changes are discovered, the estimate for the timeline and the resources required to complete the Project will be communicated both verbally and in writing to Customer's management. The Project Plan and timeline, resource requirements and cost estimates may be refined throughout the Project as details on requirements are accumulated.

3.

There will be an Executive Steering Committee, which is made up of executives from Customer and ICE. This is an oversight organization charged with providing both project vision and direction, which has ultimate responsibility for conflict/issue resolution and has the final decision on scope-change management.

4.

ICE and Customer’s Project Manager will use Customer’s project management, issue tracking processes and tools, subject to review and approval by ICE.

5.

Customer shall be responsible for all business process change management and end user education. ICE will review Customer’s change management and user adoption plans and provide recommendations.

6.

Customer will provide resources with information and knowledge of Customer’s business policy, processes, and their organization sufficient to support ICE’s provision of Services hereunder.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

7.

Customer will provide ICE Staff with suitable working space at the designated Customer facility, or such other facility as the parties may agree upon. Such facilities must be available within one (1) week the start for each Consultant as listed in the Project Plan of the Project and shall include adequate environmental controls, lighting, telephones and network access including access to the World Wide Web via the Intranet, with free unescorted ingress and egress.

8.

Customer is responsible for understanding its legacy system data and the requirements for that data.

9.

Any non-availability of the appropriate ICE or Customer resources may result in changes to the Project Plan and Project timelines. Signing of the Deliverable Acceptance Form and related milestone payment is based on ICE completing those tasks for which it is responsible. Customer caused delay shall not be the basis for withholding signature and the related payment.

10.

The Detailed Project Plan will include approval time frames for each milestone and lead time for delivery of production hardware as needed.

Customer – Technical Assumptions

1.

Customer non-ICE applications which the Software will communicate are identified in the Assumptions.

2.

Customer is responsible for all network, operating system, and premises security in accordance with its policies or local, state or government regulations.

3.

Customer is responsible for all reasonable backup and recovery to ensure no interruption or loss of work in the development, test, training and production environments.

4.

Customer shall provide ongoing network, database and systems administration support as required during the term of the Project.

5.

Hardware platforms required for development, test, training and production deployment will be identified as an outcome of the Sizing Review and be made available by Customer as needed based on the Project plan requirements.

6.

Customer will assign a test lead who will be responsible for systems test, user acceptance test and performance test and creating the associated test plans and test scripts.

7.

Customer will be responsible for testing, test planning, development of integration and acceptance test cases and test scripts and conducting testing. Also, Customer will be responsible for tools, including those needed for load/performance testing. ICE will be available to review the test plan and support/fix any problems identified during testing. Customer will conduct the Certification/QA stage in parallel with UAT, and the level of effort for ICE is be based on no anticipated conflicts to ICE while Customer is operating in the Certification/QA environment. ICE Consultants will be available to assist in end to end testing, also known as system integration testing for the components designed and configured by ICE. ICE will assist Customer in this testing by initiating or completing test scenarios based on data provided by Customer in a timely manner. If Customer components require rework, ICE will make commercially reasonable efforts to refocus ICE Consultants on other work in either Release 2a or Release 2b of the project to conserve budget and time. In the event that refocusing of ICE Consultants is not feasible and Customer substantially delays in its performance of its obligations under this paragraph to perform various testing procedures, then ICE may be compelled to request the initiation of the Change Control Process (as defined below).

8.

The creation of additional documentation to meet Customer’s internal policies and practices will be mutually agreed upon during the project.

9.

ICE will assist Customer in developing business continuity plans, backup and disaster recovery plans, IT user guidelines and administrative procedures, a run book and operating procedures. Customer will take the lead and ICE will review such documentation and/or provide best practice consulting advice. The plan would include the expected down time of services, action plans, and escalation procedures. The plan would also determine thresholds, such as the minimum level at which the business can operate, the systems that must have full functionality (all staff must have access), and the systems that can be minimized.

10.

ICE will use commercially reasonable efforts to design the configuration of the UCM Application for optimum end user performance. ICE will consider user acceptance of the application and recommend to Customer when user performance requirements and design criteria conflict. For example, the guiding principle that redundant data will be minimized may conflict with desired response times.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

Performance Assumptions

1.

ICE will use commercially reasonable efforts to design the configuration of the Software for optimum end user performance. ICE will consider user acceptance of the application and recommend to Customer when user performance requirements and design criteria conflict.

Customer – Data Assumptions

1.

Customer will provide resources with information and knowledge of all business and technical requirements needed to configure the Target Applications.

2.

The deployed system will be in English-American.

3.

Customer will be responsible for cleansing and de-duplication of all Customer legacy data, where appropriate.

4.

The data formats for the data, and representative test data, to be imported from all the external systems will be provided by Customer by the mutually agreed upon dates that will be indicated in the Project plan. Customer will be responsible for the extraction of legacy data into a mutually agreed to format predefined by ICE for data conversions.

5.

Customer shall be responsible for production of the Customer Test and Acceptance Plan, production of User Acceptance Test Scripts and for the provision of the necessary resources to execute the User Acceptance Tests. ICE will assist with each of these tasks as set forth herein.

6.

Customer shall be responsible for provision of all test data.

7.

Customer is responsible for data validation, and data cleansing (data quality) and de-duplication of the underlying ICE source data.

8.

Customer is responsible for understanding its data and the requirements for that data.

9.

Customer is responsible for error handling of real time interfaces.

10.

Integration will be as per named system interface table, Appendix D. Additional integration with systems not listed in this table required for Travel Services to capture profile attributes or any other business requirement is outside of the Scope of Services.

11.

New functionality in MRM Portal for de-duping/matching when searching on a member for leads is anticipated. No data cleansing is provided, since data will be cleansed by Customer’s current practice at the back end system source prior to migration to ICE.

12.

There will be no initial data load of archived SOS complaints.

13.

Lead data matching to existing lead will be based on member number, name and/or address only.

14.

Customer is responsible for generating auto insurance quotes from its legacy back end systems.

15.

Email functionality to the customer will consist of writing of an Activity record.

16.

The inclusion of email attachments within the UCM Application will not cause a separate Activity record to be written for the attachment.

Change Control Process:

Customer acknowledges and agrees that a fundamental guiding principle for planning and executing this Project, including the establishment of the User requirements, will be the utilization of existing functionality of the Target Applications, leveraging a services oriented architecture, on an out of the box basis to the extent that Customer’s core business and technical needs are met. This functionality will be used to implement and deploy the requirements defined in the Business Requirements Document to be mutually developed and approved with Customer. The consulting fees and the planned schedule are based on this principle. The purpose of the Change Control Process is to ensure that requests for Project changes (to requirements or system configuration) are properly recorded, evaluated/assessed, proper disposition, and incorporated into the Project documents, as appropriate, and schedules with the proper priority and due dates.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

The Project Control Document shall include a change control process (the “Change Control Process”) that shall be mutually agreed to by the parties and used in good faith, and that shall include the following characteristics:

1.

A Change Management System (“CMS”) will be established at the beginning of the Project and utilized through the Project life cycle. A Change Control Board consisting of both Customer and ICE representatives will be established as the governing board, which will approve/reject changes to the project baseline.

2.

Change Order Requests (“COR”) will be submitted using an agreed upon format indicating the requestor information, requested due date, request description, alternative approaches, cost estimates, risk assessments for each alternative, business justification and recommendation where applicable. The request will be submitted to the ICE Project Manager via electronic mail where it will be evaluated for completeness, evaluated for impact, and forwarded to the Customer Project Manager for consideration by the Change Control Board (“CCB”). ICE will evaluate the COR within five (5) days of receipt, or such mutually agreed to period of time and provide the COR to the CCB, provided that the COR contains enough detail for evaluation. ICE generally recommends that the CCB meet on at least a minimum once a week basis, but the parties may agree otherwise. During these meetings, the CCB will evaluate change requests from a business perspective and will approve, disapprove, defer to subsequent Project phases, or return for clarification. In any case, the ICE Project Manager will record the resulting disposition for Project control purposes.

3.

If the COR is approved, a CCB Change Order Authorization (“COA”) will be issued to the ICE Project Manager (with a copy to each party’s Legal Department), including a reference to the original COR(s) along with associated priority, due date, and expenditure limits, if any. If the COA affects current approved tasks or other COA(s), the COA will note this as well.

4.

All approved change requests requiring significant effort, will have a dollar figure and schedule impact assigned to it. If the COR identifies a modified scope of Services that are estimated to require the same level of effort estimated in the original scope of Services set forth herein, then the approved COA will document that there is no impact on the Project estimated budget. In the event that there is a change in the fees agreed to through the Change Control Process, then the fees associated with the applicable milestone shall be adjusted accordingly.

5.

The ICE Project Manager will log the COA. If the COA reflects an agreed change of scope to the Project, either in time, budget, or Materials, the ICE Project Manager will reflect this change in an updated Project Plan and the affected sections of that plan. The updated Project Plan will then be used as the new baseline for all Project Management activities and referenced in subsequent status reports by the ICE Project Manager.

Status Meetings and Status Reports

The Integrated Project Team will meet regularly (typically weekly) during the life of the Project. The purpose of the meeting is to review the tasks that have been performed in the prior week and that are to be performed in the coming week of the Project, to identify and discuss issues that either party believes to be significant or relevant to the Project, and to review the status of any material open issues.

The Project Management Team will be responsible for ensuring that a status report (usually weekly) is produced to assist Customer in tracking progress against the Project Plan, to document known issues and risks, and to document total hours performed to date and estimated total hours remaining to complete the Project. The weekly status report will be distributed to the Steering Committee. Additionally, status reports may contain details of resources to be assigned and the anticipated tasks planned for the subsequent reporting period.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

Acceptance of Materials

Acceptance Process. The parties shall work together in good faith to determine and agree upon an acceptance test procedure (the “Acceptance Test Procedure”) and User Acceptance Criteria for certain Materials, and shall document both in the Project Control Document. ICE shall submit completed Materials to Customer to test against the applicable Acceptance Criteria and Customer shall notify ICE promptly of such acceptance or rejection in accordance with the Acceptance Test Procedure. Each Material will be accompanied by a Deliverable Acceptance Form on which the Customer will provide signature. The Detailed Project Plan will identify the date of the Core Project Team meetings held to obtain signoff and the Executive Steering Committee meeting held to obtain signoff. In an effort to adhere to the project schedule, ICE and the Customer will work to obtain signoff within five (5) business days. Accordingly, the core team meeting will be scheduled for two days following the deliverable handoff. The Executive Steering Committee meeting will be scheduled for two days following the Core team meeting.

Acceptance. Customer must accept all Materials that meet the applicable Acceptance Criteria and Acceptance Test Procedure. ICE will provide to Customer one or more versions of the Business Requirements Document, Design Documents and Analytics Design Documents that will be labeled “draft” so that Customer may begin its review process in anticipation of the presentation of the final version. Customer will provide prompt feedback regarding any draft versions of such Materials. In those cases where: (i) five (5) business days pass without a response from the established Customer approver, (ii) the Materials conform in all material respects to this Statement of Work or the applicable Requirements Document, or (iii) the Materials have been deployed by Customer into production use regardless of whether it meets the agreed upon Acceptance Criteria, the applicable Materials will be deemed accepted so that Consultants may proceed with related subsequent Services (such deemed acceptance shall not void Customer’s right to make a claim under the Services Warranty set forth in the Agreement). Once all Materials required to meet a particular milestone have been accepted or are deemed accepted, the milestone shall be complete and the applicable payments shall be due, payable and nonrefundable (except as provided in the Agreement as a remedy for breach of the Services Warranty) in accordance with the payment schedule set forth under the Staffing and Fees section below. In the event there are no Materials for a milestone, payment shall be due and payable upon completion of the milestone.

Rejection. In the event that a ICE Material is rejected within the five (5) business day testing period for failure to meet the Acceptance Criteria, Customer shall set forth in a detailed written notice the aspect(s) of the ICE Material that prevents acceptance under the Acceptance Criteria. ICE shall revise the non-conforming ICE Material to meet the Acceptance Criteria and shall re-submit to Customer for further review. This sequence of events shall be repeated up to two (2) times (unless otherwise mutually agreed by the parties), at the end of which, provided Customer continues to reject such ICE Material, ICE may, in its sole and reasonable discretion, either (i) re-perform the applicable Service and redeliver the ICE Material, or (ii) cease performing the Services, terminate this SOW, and refund to Customer the monies paid by Customer (if any) directly allocable to Services directly applicable to the production of the non-conforming ICE Material. This sequence of actions by ICE shall be repeated until either the ICE Material is accepted or the Statement of Work is terminated.

PAYMENT TERMS

All Services related to this Project, as outlined in this Statement of Work, shall be performed on a firm fixed fee basis for 15,000 dollars (US $15,000.00) per month. (“Fixed Price Fee”), plus expenses. This Fixed Price Fee is based on the information that ICE acquired during the due diligence period and ICE’s experience in delivering many ICE projects over the past years.

Payment Schedule:

Payment to be accrued on the first of each month until such time as the customer can pay, or the cumulative debt is settled.

Expenses. Expenses will be invoiced according to section 9.1.2 in the SLSA. Expenses for materials purchased specifically for Customer's benefit, if any, will be subject to prior written approval and charged to Customer at cost. No other expenses will be incurred by ICE and billed to Customer without Customer’s written consent.

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

Payment. Fees shall be billed in accordance with the payment schedule above. Expenses and other charges shall be billed on a monthly basis and such bills shall be due and payable net thirty (30) days from Customer’s receipt of said billings. Customer agrees to pay ICE interest on all amounts not paid when due at the rate equal to the lower of twelve percent (12%) per annum or the highest rate permitted by law, commencing upon the date such amount was originally due and payable to ICE and ending upon the date payment is received by ICE. All invoices shall be provided to:

Moms Online, Inc.

Attn. Accounts payable

429 W. Plumb Ln

Reno, NV, 89509

Customer shall inform ICE promptly in writing if it changes the person to whom invoices should be sent. Customer 1does/0does not (check one) require a Purchase Order ("P.O.") in order to make payments to ICE for all fees and expenses related to this Project, as outlined in this Statement of Work. If neither box is checked, Customer agrees that ICE is entitled to payment of invoices without the requirement of a P.O. authorizing payments. In the event that Customer checks the box indicating that a P.O. is required, then Customer agrees to provide required P.O. to ICE within ten (10) business days after the execution of the Statement of Work by the Customer.

Taxes. Customer shall be solely responsible for payment of any sales taxes (but expressly not for taxes on ICE’s income, employee benefits, employee, officer, director or affiliate salaries or other compensation or for licenses or other governmental permits required in order for ICE to do business generally) associated with ICE’s provision of the Services; should ICE be required to pay any taxes or other incidental charges associated with the provision of the Services outlined in this Statement of Work, then such taxes or other charges shall be billed to and paid in full by Customer. Should Customer be permitted to declare any such taxes to customs agencies, Customer shall declare and pay said taxes and ICE shall not be required to invoice Customer with respect to said declarations.

Cost of Delay. Customer hereby acknowledges that as a condition of accepting a fixed fee payment structure, ICE requires that Customer (1) dedicate resources to timely completing Customer’s obligations hereunder and the applicable Project Plan and (2) remain responsible for the performance of all legacy applications interfaced with the Target Application. In the event that the following occur:

(1)

Customer fails or is otherwise unable to adhere to an established Customer task completion date; or

(2)

a legacy application causes a performance issue because of (i) a lack of understanding by Customer of its legacy system data and the requirements for that data, (ii) Customer’s failure to cleanse and de-duplicate all of Customer’s legacy data as may be necessary, (iii) Customer’s failure to extract legacy data in a timely manner into a format predefined by ICE for data conversions, or (iv) Customer’s failure to make appropriate changes to legacy systems to enable integration to the UCM application; and

(3)

the failures or inabilities listed in (1) and (2) above cause a delay in the Project that materially impairs ICE’s ability to perform its obligations hereunder at the times set forth in the agreed upon Project Plan,

If Customer components require rework, ICE will make commercially reasonable efforts to refocus ICE Consultants on other work in either Release 2a or Release 2b of the project to conserve budget and time. In the event that refocusing of ICE Consultants is not feasible and Customer substantially delays in its performance of its obligations under this paragraph to perform various testing procedures, then ICE may be compelled to request the initiation of the Change Control Process (as defined below).

ICELOUNGE MEDIA, INC.

AGREEMENT FOR THE PROVISION OF SOFTWARE AND RELATED SERVICES

Any non-availability of Customer resources or environments may result in changes to the Project Plan and Project timelines.

Miscellaneous. All pricing and discounts are valid through October 1, 2010 for the Services performed hereunder provided that this Statement of Work is executed on or before October 1, 2010. ICE will provide employees of ICE for all assigned work, except in the case where ICE and Customer agree that subcontracted personnel will provide quality services consistent with given assignments. Subcontracted personnel assigned to perform Services hereunder by ICE will be invoiced to Customer at the rates set forth above.

ADDITIONAL TERMS AND CONDITIONS

For purposes of this Statement of Work, Customer and ICE hereby agree that the following terms and conditions shall apply and, by their signatures below, confirm that this Statement of Work constitutes an amendment to the Agreement solely with respect to the Services performed hereunder:

1.

Non-solicitation. Each party agrees any individual who has received Confidential Information of the other party shall not intentionally solicit for employment the employees or contractors of the other party who are directly involved in the performance of this Agreement for a period of twelve (12) months following such person's last involvement in the performance of this Agreement. Both parties acknowledge that any newspaper or other public solicitation not directed specifically to such person shall not be deemed to be a solicitation for purposes of this provision.

STATEMENT OF WORK ACKNOWLDGED AND ACCEPTED:

ICELOUNGE MEDIA, INC.		CUSTOMER

By:	/s/ Ed Wong	By:	/s/ Calvin Wong
	(Authorized Signature)		(Authorized Signature)

	Ed Wong		Calvin Wong
	(Print Name)		(Print Name)

	VP Corp Dev		President
	Title		Title

	10-1-2011		10-1-2011
	Date		Date

Amendment A

The platform lease between IceLounge Media,Inc, (“IMI”) and MOMS Online, Inc., (with an effective date of January 1, 2014) is hereby amended as follows:

1.

IMI will add a mobile component to the platform as well as any other ancillary upgrades necessary to add mobile functionality for the website www.momscorner.com.

2.

The lease payment from January 1, 2014 and forward will be $4,166.67 per month ($50,000 annually), payable on the first of each month.

3.

The effective date will be January 1, 2014

For MOMS ONLINE, INC:	For IceLounge, Media, Inc.:

Scott Lybbert	Ed Wong
Name	Name

CFO	VP of Corporate Development
Position	Position

/s/ Scott Lybbert	/s/ Ed Wong
Signature	Signature

__________________________
Date